Exhibit 21
SUBSIDIARIES OF REGISTRANT
The
following
is
a
list
of
subsidiaries
of
the
Company
as
of
June
30,
2026,
omitting
subsidiaries
which,
considered
in
the
aggregate, would not constitute a significant subsidiary.
NAME WHERE ORGANIZED
Adumo Management Company Proprietary Limited Republic of South Africa
Adumo Receipts Proprietary Limited Republic of South Africa
Adumo RF Proprietary Limited Republic of South Africa
Atom Operations Proprietary Limited Republic of South Africa
Evertrade 187 Proprietary Limited Republic of South Africa
Flickpay Proprietary Limited Republic of South Africa
GAAP Botswana Pty Ltd Republic of Botswana
GAAP Point of Sale East of Africa Ltd Republic of Kenya
Humble Software Proprietary Limited Republic of South Africa
K2021477132 (South Africa) Proprietary Limited Republic of South Africa
Kwande Group Proprietary Limited Republic of South Africa
Lesaka Alternative Digital Products Proprietary Limited Republic of South Africa
Lesaka ATM
Proprietary Limited
Republic of South Africa
Lesaka Cash Devices Proprietary Limited Republic of South Africa
Lesaka Capital Proprietary Limited Republic of South Africa
Lesaka Cash Management Proprietary Limited Republic of South Africa
Lesaka Cash Rentals Proprietary Limited Republic of South Africa
Lesaka Digital Risk Proprietary Limited Republic of South Africa
Lesaka Finance Holdings Proprietary Limited Republic of South Africa
Lesaka Financial Services Proprietary Limited Republic of South Africa
Lesaka Fuel Proprietary Limited Republic of South Africa
Lesaka Fuel Software Proprietary Limited Republic of South Africa
Lesaka Hospitality Proprietary Limited Republic of South Africa
Lesaka Insights Proprietary Limited Republic of South Africa
Lesaka Life Limited Republic of South Africa
Lesaka Merchant Solutions Proprietary Limited Republic of South Africa
Lesaka Merchant Solutions Botswana Proprietary Limited Republic of Botswana
Lesaka Merchant Solutions Namibia (Proprietary) Limited Republic of Namibia
Lesaka Merchant Technologies
Proprietary Limited
Republic of South Africa
Lesaka Merchant Technologies
Botswana Proprietary Limited
Republic of Botswana
Lesaka Merchant Technologies
Namibia (Proprietary) Limited
Republic of Namibia
Lesaka Mobile Solutions Proprietary Limited Republic of South Africa
Lesaka Online Proprietary Limited Republic of South Africa
Lesaka Online Namibia Proprietary Limited Republic of Namibia
Lesaka Payouts Proprietary Limited Republic of South Africa
Lesaka Payments Proprietary Limited Republic of South Africa
Lesaka Payment Services Botswana Proprietary Limited Republic of Botswana
Lesaka Technologies
Proprietary Limited
Republic of South Africa
Lesaka Transact Proprietary Limited Republic of South Africa
Lesaka Universal Electronic Technological
Solutions
Proprietary Limited
Republic of South Africa
Lesaka Utilities Proprietary Limited Republic of South Africa
Manje Mobile Electronic Payment Services Proprietary
Limited
Republic of South Africa
Mobilemart Proprietary Limited Republic of South Africa
Net1 Applied Technologies
Netherlands BV
Netherlands
NUEP Holdings S.a.r.l. Luxembourg
Prism Holdings Proprietary Limited Republic of South Africa
SwitchPay Proprietary Limited Republic of South Africa
SmartSwitch Netherlands Holdings BV Netherlands